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                                                                    EXHIBIT 12.1

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges

                        Three Months Ended April 1, 2000

                                  (Unaudited)

                                                                                         Ratio of Earnings
                                                                                          to Fixed Charges
(Dollar amounts in millions)                                                          ----------------------
Net earnings                                                                                     $160
Provision for income taxes                                                                         94
Minority interest                                                                                   1
                                                                                      ---------------
Earnings before income taxes and minority interest                                                255
                                                                                      ---------------
Fixed charges:
 Interest                                                                                          27
 Interest portion of net rentals                                                                   12
                                                                                      ---------------
Total fixed charges                                                                                39
                                                                                      ---------------

Less interest capitalized, net of amortization                                                    ---
                                                                                      ---------------
Earnings before income taxes and minority interest, plus fixed charges                           $294
                                                                                      ===============
Ratio of earnings to fixed charges                                                                7.5
                                                                                      ===============


For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.